UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

———————

FORM 8-K

———————

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 15, 2012

The Phoenix Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One American Row, Hartford, CT	06102-5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 403-5000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As previously disclosed in the current report filed by The Phoenix Companies, Inc. (the "Company") on October 9, 2012, the Company promoted Bonnie J. Malley, one of the Company’s Named Executive Officers, to Executive Vice President, Chief Financial Officer and Treasurer, effective as of November 15, 2012.  On November 15, 2012, the Compensation Committee (the “Committee”) of the Company’s Board of Directors approved the following related changes in compensatory arrangements, effective as of November 15, 2012:

The Committee granted Ms. Malley an annual base salary of $385,000.  Ms. Malley's annual incentive plan target was set at $335,000 and her long-term incentive plan target was set at $330,000.  Ms. Malley’s compensation, benefits, and participation in other programs and arrangements remain unchanged in all other respects except benefits based on salary and/or incentive compensation.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.

Date: November 16, 2012	By:	/s/ Jody A. Beresin
	Name:	Jody A. Beresin
	Title:	Senior Vice President, Administration